SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Local Bounti Corporation

(Name of Registrant as Specified In Its Charter)

N/A

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2023

LOCAL BOUNTI CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40125	98-1584830
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 W. Main St.

Hamilton, MT 59840

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (800) 640-4016

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value of $0.0001 per share	LOCL	New York Stock Exchange
Warrants, each exercisable for one share of Common Stock for $11.50 per share	LOCL WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2023, the Board of Directors (the “Board”) of Local Bounti Corporation (“Local Bounti,” the “Company,” “we,” “us,” or “our”) appointed Anna Fabrega as the Chief Executive Officer and principal executive officer of the Company, effective as of June 5, 2023.

Ms. Fabrega, age 44, previously served as Chief Executive Officer of Freshly, LLC, a direct-to-consumer fresh prepared food subscription service, from October 2021 to November 2022. Ms. Fabrega initially joined Freshly as Chief Commercialization Officer in January 2021. Prior to joining Freshly, from October 2011 to January 2021, Ms. Fabrega served in successively more senior leadership roles with Amazon.com, Inc. (Nasdaq: AMZN), a multinational technology company, including Managing Director of Amazon Go and Amazon Kitchen, Director of Amazon Go Category Leader, General Manager of Amazon Sports, and Senior Manager, Marketing and Third-Party Marketplace – Sporting Goods. Ms. Fabrega previously held brand-strategy, product, and operational roles with Microsoft (Nasdaq: MSFT), a technology company; Stripes, a convenience store chain; and McMaster-Carr, a supply company. Ms. Fabrega has served as a board member of American Public Education, Inc. (Nasdaq: APEI) since May 2022, where she serves as a member of the Audit Committee. Ms. Fabrega earned a B.A. in International Business from the University of Florida and an M.B.A. from the Kellogg School of Management at Northwestern University.

There are no family relationships between Ms. Fabrega and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Ms. Fabrega’s appointment as Chief Executive Officer, the Company entered into an employment agreement (the “Employment Agreement”) and Offer Letter (the “Offer Letter”) with Ms. Fabrega that provide for the following benefits, among other provisions: an annual base salary of $500,000; restricted stock units underlying 2,750,000 shares of the Company’s common stock, vesting over four years or, if Ms. Fabrega’s employment terminates due to an involuntary termination (as defined in the Employment Agreement) before June 5, 2024, a prorated portion of such award; a one-time bonus valued at $350,000 if employed by the Company on June 5, 2024, payable in cash or common stock at the Board’s discretion, or, if Ms. Fabrega’s employment terminates due to an involuntary termination (as defined in the Employment Agreement) before June 5, 2024, a prorated portion of such bonus. Under the Employment Agreement, if Ms. Fabrega separates from service (a) due to termination by us for a reason other than (x) Cause (as defined in the Employment Agreement), (y) the employee becoming Disabled (as defined in the Employment Agreement) or (z) the employee’s death, or (b) due to resignation by the employee on account of Good Reason (as defined in the Employment Agreement) (each, an “Involuntary Termination”) under either of the following circumstances, the employee will be entitled to their salary and other benefits accrued through the separation date and, subject to the employee executing a release and general waiver of claims in favor of Local Bounti and adhering to the applicable restrictive covenants (other than with respect to accrued benefits), the employee will be entitled to the following respective additional severance benefits:

•

If the Involuntary Termination occurs at any time other than at or during the 12-month period immediately following a Change in Control (as defined in the Company’s 2021 Equity Incentive Plan), (a) continuing salary payments for a period of nine months, (b) COBRA reimbursement payments for a period of nine months, and (c) if the employee’s termination date is at least 12 months following the employee’s start date with Local Bounti, all of the employee’s unvested and outstanding equity awards that would have become vested had employee remained in Local Bounti’s employ for the 12-month period following the employee’s termination of employment will immediately vest and become exercisable as of the date of the employee’s termination.

•

If the Involuntary Termination occurs during the 12-month period immediately following a Change in Control, then in lieu of the above, (a) a lump sum severance payment equal to 1.5 times the employee’s base salary, (b) COBRA reimbursement payments for a period of 18 months, and (c) if the employee’s termination date is at least 12 months following the employee’s start date with Local Bounti, all of the employee’s unvested and outstanding equity awards will immediately vest and become exercisable as of the date of the employee’s termination.

Ms. Fabrega also entered into the Company’s standard agreements with the Company providing for (1) confidentiality and non-disparagement obligations applicable during Ms. Fabrega’s term and following the termination thereof for any reason, (2) a standard intellectual property assignment provision, and (3) a non-solicitation provision applicable during Ms. Fabrega’s term and during the one-year period following the termination thereof for any reason.

Ms. Fabrega will also be eligible to participate in the Company’s equity incentive plans and long-term incentive plans and other benefits available to the Company’s executive officers. In addition, the Company entered into an indemnification agreement with Ms. Fabrega on terms substantially similar to the terms of the form of indemnification agreement filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on November 22, 2021.

The foregoing description of the Employment Agreement and Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement and Offer Letter filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Craig Hurlbert, who has served as the Co-Chief Executive Officer and principal executive officer and as Chairman and member of the Board since November 2021, will become the Senior Vice President of Strategy of the Company, effective as of June 5, 2023. Mr. Hurlbert will continue to serve as a member of the Board.

Travis Joyner, who has served as the Co-Chief Executive Officer and as a member of the Board since November 2021, will become Chief Technology Officer of the Company, effective as of June 5, 2023. Mr. Joyner will continue to serve as a member of the Board and, effective June 5, 2023, will assume the role of Chairman of the Board.

The Company has entered into amended and restated employment agreements (“A&R Employment Agreements”) with Messrs. Hurlbert and Joyner, in connection with their appointments as Senior Vice President of Strategy and Chief Technology Officer, respectively, which will become effective June 5, 2023. Effective as of June 5, 2023, the base salary for each of Messrs. Hurlbert and Joyner will be $125,000 and $375,000, respectively. Under the A&R Employment Agreements, if the employee separates from service (a) due to termination by us for a reason other than (x) Cause (as defined in the A&R Employment Agreements), (y) the employee becoming Disabled (as defined in the A&R Employment Agreements) or (z) the employee’s death, or (b) due to resignation by the employee on account of Good Reason (as defined in the A&R Employment Agreements) (each, an “A&R Involuntary Termination”) under either of the following circumstances, the employee will be entitled to their salary and other benefits accrued through the separation date and, subject to the employee executing a release and general waiver of claims in favor of Local Bounti and adhering to the applicable restrictive covenants (other than with respect to accrued benefits), the employee will be entitled to the following respective additional severance benefits:

•

If the A&R Involuntary Termination occurs at any time other than at or during the 12-month period immediately following a Change in Control (as defined in the Company’s 2021 Equity Incentive Plan), (a) continuing salary payments for a period of six months, (b) COBRA reimbursement payments for a period of six months, and (c) if the employee’s termination date is at least 12 months following the employee’s start date with Local Bounti, all of the employee’s unvested and outstanding equity awards that would have become vested had employee remained in Local Bounti’s employ for the 12-month period following the employee’s termination of employment will immediately vest and become exercisable as of the date of the employee’s termination.

•

If the A&R Involuntary Termination occurs during the 12-month period immediately following a Change in Control, then in lieu of the above, (a) a lump sum severance payment equal to 1.5 times the employee’s base salary, (b) COBRA reimbursement payments for a period of 18 months, and (c) if the employee’s termination date is at least 12 months following the employee’s start date with Local Bounti, all of the employee’s unvested and outstanding equity awards will immediately vest and become exercisable as of the date of the employee’s termination.

The foregoing description of the A&R Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, the form of which was filed as Exhibit 10.10 to the Company’s Current Report on Form 8-K, filed with the SEC on November 24, 2021, and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On May 25, 2023, the Company issued a press release announcing the events described in Item 5.02 above. A copy of the Company’s press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.2, will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and will not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Notice Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K and the documents incorporated by reference herein include “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify these forward-looking statements by the use of terms such as “expect,” “anticipate,” “believe,” “continue,” “estimate,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements including, but not limited to: development of technology and projections of market opportunity and market share. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from results expressed or implied in this press release. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: Local Bounti’s ability to generate significant revenue; the risk that Local Bounti may never achieve or sustain profitability; the risk that Local Bounti could fail to effectively manage its future growth; the risk that Local Bounti will fail to obtain additional necessary capital when needed on acceptable terms or at all; Local Bounti’s ability to complete the build out of its current or additional facilities in the future; Local Bounti’s reliance on third parties for construction, the risk of delays relating to material delivery and supply chains, and fluctuating material prices; Local Bounti’s ability to scale its operations and decrease its cost of goods sold over time; the potential for damage to or problems with Local Bounti’s CEA facilities; the impact that current or future acquisitions, investments or expansions of scope of existing relationships have on Local Bounti’s business, financial condition, and results of operations; unknown liabilities that may be assumed in acquisitions; restrictions contained in Local Bounti’s debt facility agreements with Cargill Financial Services International, Inc.; Local Bounti’s ability to attract and retain qualified employees; Local Bounti’s ability to develop and maintain its brand or brands; Local Bounti’s ability to achieve its sustainability goals; Local Bounti’s ability to maintain its company culture or focus on its vision as it grows; Local Bounti’s ability to execute on its growth strategy; the risk of diseases and pests destroying crops; Local Bounti’s ability to compete successfully in the highly competitive natural food market; Local Bounti’s ability to defend itself against intellectual property infringement claims; Local Bounti’s ability to effectively integrate the acquired operations of any CEA or similar operations which it acquires into its existing operations; changes in consumer preferences, perception, and spending habits in the food industry; the risk that seasonality may adversely impact Local Bounti’s results of operations; Local Bounti’s ability to repay, refinance, restructure, or extend its indebtedness as it comes due; Local Bounti’s ability to comply with the continued listing requirements of the New York Stock Exchange; and other risks and uncertainties indicated from time to time, including those under “Risk Factors” and “Forward-Looking Statements” in Local Bounti’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023, as supplemented by other reports and documents Local Bounti files from time to time with the SEC. Local Bounti cautions that the foregoing list of factors is not exclusive and cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date hereof. Local Bounti does not undertake or accept any obligation or undertaking to update or revise any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	CEO Employment Agreement, effective June 5, 2023, by and between the Company and Anna Fabrega

10.2+	Offer Letter between the Company and Anna Fabrega

10.3	Form of Employment with Executive Officers (other than Chief Executive Officers) of Local Bounti Corporation (incorporated by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K, filed with the SEC on November 24, 2021)

99.1	Press Release, dated May 25, 2023

104	Cover Page Interactive Data File (formatted as Inline XBRL)

+

Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and is the type that the registrant treats as private or confidential. A copy of omitted information will be furnished to the Securities and Exchange Commission upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any document so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2023	Local Bounti Corporation

	By:	/s/ Kathleen Valiasek
	Name:	Kathleen Valiasek
	Title:	Chief Financial Officer

Exhibit 10.1

LOCAL BOUNTI CORPORATION

400 W. Main St., Hamilton, MT 59840

June 5, 2023

Anna Fabrega

Re:	EMPLOYMENT AGREEMENT

Dear Anna:

This Employment Agreement (the “Agreement”) between you (referred to hereinafter as the “Employee” or “you”) and Local Bounti Corporation, a Delaware corporation, or any of its subsidiaries (the “Company”), sets forth the terms and conditions that shall govern the period of Employee’s employment with the Company (referred to hereinafter as “Employment” or the “Employment Period”) effective as of June 5, 2023 (the “Effective Date”).

1. Duties and Scope of Employment.

(a) At-Will Employment. Employee’s Employment with the Company is for no specified period and constitutes “at will” employment. Except as otherwise set forth herein, Employee is free to terminate Employment at any time, with or without advance notice, and for any reason or for no reason. Similarly, the Company is free to terminate Employee’s Employment at any time, with or without advance notice, and with or without Cause (as defined below). Furthermore, although terms and conditions of Employee’s Employment with the Company may change over time, nothing shall change the at-will nature of Employee’s Employment. This Section 1(a) shall be limited to the extent required under applicable law.

(b) Position and Responsibilities. During the Employment Period, the Company agrees to employ Employee in the position of Chief Executive Officer. Employee will report to the Company’s Board of Directors. Employee will perform the duties and have the responsibilities and authority customarily performed and held by an employee in Employee’s position or as otherwise may be assigned or delegated to Employee by the Board of Directors.

(c) Obligations to the Company. During the Employment Period, Employee shall perform Employee’s duties faithfully and to the best of Employee’s ability and will devote Employee’s full business efforts and time to the Company. During the Employment Period, without the prior written approval of the Board of Directors, Employee shall not render services in any capacity to any other Person and shall not act as a sole proprietor or partner of any other Person or own more than five percent (5%) of the ownership interests in any other entity. Notwithstanding the foregoing, Employee may serve on civic or charitable boards or committees, deliver lectures, fulfill speaking engagements, teach at educational institutions, or manage personal investments; provided that such activities do not individually or in the aggregate interfere with the performance of Employee’s duties under this Agreement or create a potential business or fiduciary conflict. Employee shall comply with the Company’s policies and rules, as they may be in effect from time to time during Employee’s Employment.

(d) Business Opportunities. During Employee’s Employment, Employee shall promptly disclose to the Company each business opportunity of a type, which based upon its prospects and relationship to the business of the Company or its affiliates, the Company might reasonably consider pursuing. In the event that Employee’s Employment is terminated for any reason, the Company or its affiliates shall have the exclusive right to participate in or undertake any such opportunity on their own behalf without any involvement by or compensation to Employee under this Agreement.

(e) No Conflicting Obligations. Employee represents and warrants to the Company that Employee is under no obligations or commitments, whether contractual or otherwise, that are inconsistent with Employee’s obligations under this Agreement or that would otherwise prohibit Employee from performing Employee’s duties with the Company. In connection with Employee’s Employment, Employee shall not use or disclose any trade secrets or other proprietary information or intellectual property in which Employee or any other Person has any right, title or interest and Employee’s Employment will not infringe or violate the rights of any other Person. Employee represents and warrants to the Company that prior to the Effective Date, Employee shall have returned all property and confidential information belonging to any prior employer.

2. Base Salary. The Company shall pay Employee, as compensation for Employee’s services, a base salary at a gross annual rate of $500,000, less all required tax withholdings and other applicable deductions, in accordance with the Company’s standard payroll procedures. The annual compensation specified in this Section 2, together with any modifications in such compensation that the Company may make from time to time, is referred to in this Agreement as the “Base Salary.” Employee’s Base Salary will be subject to review and adjustments that will be made based upon the Company’s normal performance review practices. Effective as of the date of any change to Employee’s Base Salary, the Base Salary as so changed shall be considered the new Base Salary for all purposes of this Agreement.

3. Employee Benefits. During the Employment Period, Employee shall be eligible to (a) participate in the paid time off program of the Company, as it may be amended from time to time and (b) participate in the employee benefit plans maintained by the Company and generally available to similarly situated employees of the Company, subject in each case to the generally applicable terms and conditions of the plan or policy in question and to the determinations of any Person or committee administering such employee benefit plan or policy. The Company reserves the right to cancel or change the employee benefit plans, policies and programs it offers to its employees at any time.

4. Business Expenses. The Company will reimburse Employee for necessary and reasonable business expenses incurred in connection with Employee’s duties hereunder upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company’s generally applicable policies.

5. Rights Upon Termination. Except as expressly provided in Section 6, upon the termination of Employee’s Employment, Employee shall only be entitled to (a) any accrued but unpaid Base Salary, (b) all other benefits earned and expenses to be reimbursed as described in this Agreement or under any Company-provided plans, policies, and arrangements for the period preceding the Termination Date, each in accordance with the governing documents and policies of any such benefits, reimbursements, plans and arrangements, (c) any payments of or with respect to equity awards of the Company (or any affiliate) in accordance with the terms of such awards, and (d) such other compensation or benefits from the Company as may be required by law (collectively, the “Accrued Benefits”). All Accrued Benefits shall be paid in accordance with applicable law and the terms of the applicable plan, program or agreement (if any) governing such payment or benefit.

6. Termination Benefits.

(a) Involuntary Termination Not in Connection with a Change in Control. If Employee’s Termination Date (as defined below) occurs (i) due to termination by the Company for a reason other than Cause, Employee becoming Disabled or Employee’s death, or (ii) due to resignation by Employee on account of Good Reason (as defined below) (each, an “Involuntary Termination”), in any case at any time other than at or during the twelve (12)-month period immediately following a Change in Control (as defined in the 2021 Plan), then, subject to Section 7 (other than with respect to the Accrued Benefits), Employee will be entitled to the following:

(i) Accrued Benefits. The Company will pay Employee all Accrued Benefits.

(ii) Severance Payment. Employee will receive continuing payments of severance pay at a rate equal to Employee’s Base Salary as in effect immediately prior to the Termination Date (without any reduction therein that constitutes Good Reason), for a period of 9 months from Employee’s Termination Date, less all required tax withholdings and other applicable deductions, which will be paid in accordance with the Company’s regular payroll procedures. Payments pursuant to this Section 6(a)(ii) shall commence on the Release Deadline (as defined in Section 7(a)) provided that the first payment shall include any amounts that would have been paid to Employee if payment had commenced on Employee’s Termination Date.

(iii) Continued Employee Benefits. If Employee elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for Employee and/or Employee’s eligible dependents, within the time period prescribed pursuant to COBRA, the Company will reimburse Employee for the COBRA premiums for such coverage (at the coverage levels in effect immediately prior to Employee’s Termination Date) until the earlier of (A) a period of 9 months from the Termination Date, or (B) the date upon which Employee and/or Employee’s eligible dependents become covered under similar plans. Notwithstanding the foregoing, if the Company is not subject to the requirements of COBRA, the COBRA reimbursements described in this Section 6(a)(iii) will be made to Employee as if Employee had been entitled to and elected COBRA coverage within the applicable time period. COBRA reimbursements will be made by the Company to Employee consistent with the Company’s normal expense reimbursement policy and will be taxable to the extent required to avoid adverse consequences to Employee or the Company under either Section 105(h) of the Code or the Patient Protection and Affordable Care Act of 2010 (the “ACA”).

(iv) Equity. If the Employee’s termination date is at least twelve (12) months following the Employee’s start date with the Company, all of Employee’s unvested and outstanding equity awards that would have become vested had Employee remained in the employ of the Company for the 12-month period following Employee’s termination of employment shall immediately vest and become exercisable as of the date of Employee’s termination.

(b) Involuntary Termination in Connection with a Change in Control. If during the twelve (12)-month period beginning on a Change in Control, an Involuntary Termination of Employee’s Employment occurs, then, subject to Section 7 (other than with respect to the Accrued Benefits), Employee will be entitled to the following (in lieu of the payments and benefits described in Section 6(a) above):

(i) Accrued Benefits. The Company will pay Employee all Accrued Benefits.

(ii) Severance Payment. Employee will receive a lump sum severance payment equal to 1.5 times Employee’s Base Salary as in effect immediately prior to the Termination Date (without any reduction therein that constitutes Good Reason), less all required tax withholdings and other applicable deductions, which lump sum payment will be paid on the Release Deadline.

(iii) Continued Employee Benefits. If Employee elects continuation coverage pursuant to COBRA, for Employee and/or Employee’s eligible dependents, within the time period prescribed pursuant to COBRA, the Company will reimburse Employee for the COBRA premiums for such coverage (at the coverage levels in effect immediately prior to Employee’s Termination Date) until the earlier of (A) a period of 18 months from the Termination Date, or (B) the date upon which Employee and/or Employee’s eligible dependents become covered under similar plans. Notwithstanding the foregoing, if the Company is not subject to the requirements of COBRA, the COBRA reimbursements described in this Section 6(b)(iii) will be made to Employee as if Employee had been entitled to and elected COBRA coverage within the applicable time period. COBRA reimbursements will be made by the Company to Employee consistent with the Company’s normal expense reimbursement policy and will be taxable to the extent required to avoid adverse consequences to Employee or the Company under either Section 105(h) of the Code or the ACA.

(iv) Equity. If the Employee’s termination date is at least twelve (12) months following the Employee’s start date with the Company, all of Employee’s unvested and outstanding equity awards that would have become vested had Employee remained in the employ of the Company following Employee’s termination of employment shall immediately vest and become exercisable as of the date of Employee’s termination.

(c) Disability; Death; Voluntary Resignation; Termination for Cause. If Employee’s Termination Date occurs due to (A) Employee becoming Disabled or Employee’s death, (B) Employee’s voluntary resignation other than for Good Reason, or (C) the Company’s termination of Employee’s employment with the Company for Cause, then Employee or Employee’s estate (as the case may be) will receive the Accrued Benefits, but will not be entitled to any other compensation or benefits from the Company.

(d) Exclusive Remedy. In the event of the termination of Employee’s Employment with the Company (or any affiliate or successor), the severance payments and benefits set forth in this Section 6 are intended to be and are exclusive and in lieu of any other rights or remedies to which Employee may otherwise be entitled, whether at law, tort or contract, in equity, or under this Agreement other than the Accrued Benefits.

(e) No Duty to Mitigate. Employee will not be required to mitigate the amount of any payment or benefit contemplated by this Agreement, nor will any earnings that Employee may receive from any other source reduce any such payment or benefit.

7. Conditions to Receipt of Termination Benefits.

(a) Release of Claims Agreement. The receipt of any severance payments or benefits pursuant to Section 6 of this Agreement (other than Accrued Benefits) is subject to Employee signing and not revoking a separation agreement and release of claims in a form acceptable to the Company (the “Release”), which must become effective no later than the sixtieth (60th) day following Employee’s Termination Date (the “Release Deadline”). If the Release is not effective by the Release Deadline, Employee will forfeit any right to severance payments or benefits under Section 6 of this Agreement (other than Accrued Benefits). Subject to the foregoing, to become effective, the Release must be executed by Employee (or Employee’s representative in the event of Employee’s death or Disability following the Termination Date) and any revocation periods (as required by statute, regulation, or otherwise) must have expired without Employee (or Employee’s representative, if applicable) having revoked the Release. Without regard to any special timing provisions set forth in Section 6 of this Agreement, any severance payments or benefits under Section 6 (other than Accrued Benefits) that are Deferred Payments (as defined in Section 8(a)) will be paid or commence on the first payroll date following the date on which the Release becomes effective unless the Release Deadline would have occurred in a subsequent calendar year to the date on which the Release becomes effective, in which case the severance payments and benefits that are Deferred Payments shall be paid or commence on the first payroll period of the calendar year following the calendar year in which the Termination Date occurs. For the avoidance of doubt, Accrued Benefits are not subject to the provisions of this Section 7(a).

(b) Confidential Information Agreement. Employee’s receipt of any severance payments or benefits under Section 6 will be subject to Employee continuing to comply with the terms of the Confidentiality Agreement (as defined in Section 11 below).

8. Section 409A.

(a) Notwithstanding anything to the contrary in this Agreement, no severance payment or benefit to be paid or provided to Employee, if any, pursuant to this Agreement that, when considered together with any other severance payments or separation benefits, are considered deferred compensation not exempt under Section 409A (as defined below) (each, a “Deferred Payment”) will be paid or otherwise provided until Employee has a “separation from service” within the meaning of Section 409A and for purposes of this Agreement, any reference to “termination of employment,” “termination” or any similar term shall be construed to mean a “separation from service” within the meaning of Section 409A.

(b) Notwithstanding anything to the contrary in this Agreement, if Employee is a “specified employee” within the meaning of Section 409A at the time of Employee’s termination of employment (other than due to death), then the Deferred Payments, if any, that are payable within the first six (6) months following Employee’s separation from service, will become payable on the first payroll date that occurs on or after the date six (6) months and one (1) day following the date of Employee’s separation from service. All subsequent Deferred Payments, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. Notwithstanding anything herein to the contrary, if Employee dies following Employee’s separation from service, but prior to the six (6) month anniversary of the separation from service, then any payments delayed in accordance with this paragraph will be payable in a lump sum as soon as administratively practicable after the date of Employee’s death and all other Deferred Payments will be payable in accordance with the payment schedule applicable to each payment or benefit. Each payment, installment and benefit payable under this Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

(c) Without limitation, any amount paid under this Agreement that satisfies the requirements of the “short-term deferral” rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations is not intended to constitute a Deferred Payment for purposes of Section 8(a) above.

(d) Without limitation, any amount paid under this Agreement that qualifies as a payment made as a result of an involuntary separation from service pursuant to Section 1.409A-1(b)(9)(iii) of the Treasury Regulations that does not exceed the Section 409A Limit (as defined below) is not intended to constitute a Deferred Payment for purposes of Section 8(a) above. Any payment intended to qualify under this exemption must be made within the allowable time period specified in Section 1.409A-1(b)(9)(iii) of the Treasury Regulations. “Section 409A Limit” means two (2) times the lesser of: (i) Employee’s annualized compensation based upon the annual rate of pay paid to Employee during Employee’s taxable year preceding Employee’s taxable year of his or her separation from service as determined under Treasury Regulations Section 1.409A-1(b)(9)(iii)(A)(1) and any Internal Revenue Service guidance issued with respect thereto; or (ii) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year in which Employee’s separation from service occurred.

(e) Notwithstanding the payment provisions of Section 6, in the event and to the extent that the form of the severance benefit or payment to be provided after a Change in Control is different than the form of such severance benefit or payment to be provided prior to a Change in Control and if the applicable severance benefit or payment is a Deferred Payment, then the form of post-Change in Control severance benefit or payment shall be given effect only to the extent permitted by Section 409A and if not so permitted, such post-Change in Control severance benefit or payment shall be provided in the same form that applies prior to the Change in Control.

(f) To the extent that reimbursements or in-kind benefits under this Agreement constitute non-exempt “nonqualified deferred compensation” for purposes of Section 409A, (A) all reimbursements hereunder shall be made on or prior to the last day of the calendar year following the calendar year in which the expense was incurred by Employee, (B) any right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (C) the amount of expenses eligible for reimbursement or in-kind benefits provided in any calendar year shall not in any way affect the expenses eligible for reimbursement or in-kind benefits to be provided, in any other calendar year.

(g) The payments and benefits provided under this Agreement are intended to be exempt from or comply with the requirements of Section 409A so that none of the payments or benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to be exempt or so comply. The Company and Employee agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions that are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to Employee under Section 409A.

9. Golden Parachute.

(a) Anything in this Agreement to the contrary notwithstanding, if any payment or benefit Employee would receive from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code; and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax; or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in Employee’s receipt, on an after-tax basis, of the greater amount of the Payment. Any reduction made pursuant to this Section 9(a) shall be made in accordance with the following order of priority: (i) stock options whose exercise price exceeds the fair market value of the optioned stock (“Underwater Options”) (ii) Full Credit Payments (as defined below) that are payable in cash, (iii) non-cash Full Credit Payments that are taxable, (iv) non-cash Full Credit Payments that are not taxable, (v) Partial Credit Payments (as defined below) and (vi) non-cash employee welfare benefits. In each case, reductions shall be made in reverse chronological order such that the payment or benefit owed on the latest date following the occurrence of the event triggering the excise tax will be the first payment or benefit to be reduced (with reductions made pro-rata in the event payments or benefits are owed at the same time). “Full Credit Payment” means a payment, distribution or benefit, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, that if reduced in value by one dollar reduces the amount of the parachute payment (as defined in Section 280G of the Code) by one dollar, determined as if such payment, distribution or benefit had been paid or distributed on the date of the event triggering the excise tax. “Partial Credit Payment” means any payment, distribution or benefit that is not a Full Credit Payment.

(b) A nationally recognized certified public accounting firm selected by the Company (the “Accounting Firm”) shall perform the foregoing calculations related to the Excise Tax. If a reduction is required pursuant to Section 9(a), the Accounting Firm shall administer the ordering of the reduction as set forth in Section 9(a). The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

(c) The Accounting Firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to Employee and the Company within fifteen (15) calendar days after the date on which Employee’s right to a Payment is triggered. Any good faith determinations of the Accounting Firm made hereunder shall be final, binding, and conclusive upon Employee and the Company.

10. Definition of Terms. The following terms referred to in this Agreement will have the following meanings:

(a) 2021 Plan. “2021 Plan” means the Company’s 2021 Equity Incentive Plan.

(b) Cause. “Cause” means, as may be determined in the Company’s good faith discretion, Employee’s:

(i) willful failure to reasonably and substantially perform Employee’s duties (other than as a result of physical or mental illness or injury);

(ii) willful misconduct, intentional misrepresentation or gross negligence which causes injury (or, in the case of willful misconduct, significant injury) to the Company or any of its affiliates (whether financially, reputationally or otherwise);

(iii) commission of an act of fraud, embezzlement, misappropriation or a breach by Employee of Employee’s fiduciary duty or duty of loyalty to the Company or its affiliates;

(iv) indictment, receipt of a charge or conviction for (or plea of guilty or nolo contendere with respect to) any felony or any crime involving dishonesty or moral turpitude;

(v) unlawful use (including being under the influence) or possession of illegal drugs on the Company’s premises;

(vi) breach of the material terms of any agreement with the Company or any affiliate or any material Company policies (including without limitation any improper disclosure of confidential data and breach of any policy related to sexual harassment, assault or fraternization); or

(vii) failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company to cooperate, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the inducement of others to fail to cooperate or to produce documents or other materials in connection with such investigation.

(c) Code. “Code” means the Internal Revenue Code of 1986, as amended.

(d) Disability. “Disability” or “Disabled” means that Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one (1) year.

(e) Good Reason. “Good Reason” means Employee’s termination of Employment within thirty (30) days following the expiration of any cure period (discussed below) following the occurrence of one or more of the following, without Employee’s consent:

(i) A material reduction of Employee’s duties, authority or responsibilities, relative to Employee’s duties, authority or responsibilities in effect immediately prior to such reduction; provided, that a reduction in duties, authority or responsibilities solely by virtue of the Company being acquired and made part of a larger entity (as, for example, when the COO of the Company remains as such following a change of control but is not made the COO of the acquiring corporation) will not constitute Good Reason;

(ii) A material reduction in Employee’s Base Salary (except where there is a reduction applicable to all similarly situated executive officers generally); provided, that a reduction of less than ten percent (10%) will not be considered a material reduction in Base Salary; or

(iii) A material breach by the Company of a material provision of this Agreement.

Employee will not resign for Good Reason without first providing the Company with written notice of the acts or omissions constituting the grounds for Good Reason within sixty (60) days of the initial existence of the grounds for Good Reason and, if capable of cure, a cure period of thirty (30) days following the date the Company receives such notice during which such condition must not have been cured.

(f) Governmental Authority. “Governmental Authority” means any federal, state, municipal, foreign or other government, governmental department, commission, board, bureau, agency or instrumentality, or any private or public court or tribunal.

(g) Person. “Person” shall be construed in the broadest sense and means and includes any natural person, partnership, corporation, association, joint stock company, limited liability company, trust, joint venture, unincorporated organization, other entity or Governmental Authority.

(h) Section 409A. “Section 409A” means Section 409A of the Code, and the final regulations and any guidance promulgated thereunder or any state law equivalent.

(i) Termination Date. “Termination Date” means the date on which Employee’s employment with the Company (or any successor) terminates for any reason. For purposes of the payment of severance payments and benefits pursuant to Section 6 hereof, the Termination Date shall also be required to constitute a “separation of service” from the Company (or any successor) within the meaning of Section 409A.

11. Confidentiality Agreement. Employee’s acceptance of this offer and Employee’s Employment with the Company is contingent upon the execution, and delivery to an officer of the Company, of the Company’s Employee Nondisclosure, Non-Solicitation, Confidentiality and Developments Agreement, a copy of which is attached hereto as Attachment A for Employee’s review and execution (the “Confidentiality Agreement”), prior to or on the Effective Date.

12. Pre-Employment Conditions.

(a) Right to Work. For purposes of federal immigration law, Employee will be required, if Employee has not already, to provide to the Company documentary evidence of Employee’s identity and eligibility for employment in the United States. Such documentation must be provided to the Company within three (3) business days of the Effective Date, or our Employment relationship with Employee may be terminated.

(b) Verification of Information. This Agreement is also contingent upon the successful verification of the information Employee provided to the Company during Employee’s application process, as well as a general background check performed by the Company to confirm Employee’s suitability for Employment. By accepting this Agreement, Employee warrants that all information provided by Employee is true and correct to the best of Employee’s knowledge, Employee agrees to execute any and all documentation necessary for the Company to conduct a background check and Employee expressly releases the Company from any claim or cause of action arising out of the Company’s verification of such information.

13. Arbitration. To the fullest extent permitted by applicable law, Employee and the Company agree that any and all disputes, demands, claims, or controversies (“claims”) relating to, arising from or regarding Employee’s employment, including claims by the Company, claims against the Company, and claims against any current or former parent, affiliate, subsidiary, successor or predecessor of the Company, and each of the Company’s and these entities’ respective officers, directors, agents or employees, shall be resolved by final and binding arbitration before a single arbitrator in Missoula County, Montana (or another mutually agreeable location). This does not prevent either Employee or the Company from seeking and obtaining temporary or preliminary injunctive relief in court to prevent irreparable harm to Employee’s or its confidential information or trade secrets pending the conclusion of any arbitration. This arbitration agreement does not apply to any claims that have been expressly excluded from arbitration by a governing law not preempted by the Federal Arbitration Act and does not restrict or preclude Employee from communicating with, filing an administrative charge or claim with, or providing testimony to any governmental entity about any actual or potential violation of law or obtaining relief through a government agency process. The parties hereto agree that claims shall be resolved on an individual basis only, and not on a class, collective, or representative basis on behalf of other employees to the fullest extent permitted by applicable law (“Class Waiver”). Any claim that all or part of the Class Waiver is invalid, unenforceable, or unconscionable may be determined only by a court. In no case may class, collective or representative claims proceed in arbitration on behalf of other employees.

The parties agree that the arbitration shall be conducted by a single neutral arbitrator through JAMS in accordance with JAMS Employment Arbitration Rules and Procedures (available at www.jamsadr.com/rules-employment-arbitration). Except as to the Class Waiver, the arbitrator shall determine arbitrability. The Company will bear all JAMS arbitration fees and administrative costs in excess of the amount of administrative fees and costs that Employee otherwise would have been required to pay if the claims were litigated in court. The arbitrator shall apply the applicable substantive law in deciding the claims at issue. Claims will be governed by their applicable statute of limitations and failure to demand arbitration within the prescribed time period shall bar the claims as provided by law. The decision or award of the arbitrator shall be final and binding upon the parties. This arbitration agreement is enforceable under and governed by the Federal Arbitration Act. In the event that any portion of this arbitration agreement is held to be invalid or unenforceable, any such provision shall be severed, and the remainder of this arbitration agreement will be given full force and effect. By signing this Agreement, Employee acknowledges and agrees that Employee has read this arbitration agreement carefully, are bound by it and are WAIVING ANY RIGHT TO HAVE A TRIAL BEFORE A COURT OR JURY OF ANY AND ALL CLAIMS SUBJECT TO ARBITRATION UNDER THIS ARBITRATION AGREEMENT.

14. Miscellaneous Provisions.

(a) Successors.

(i) Company’s Successors. This Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business or assets that become bound by this Agreement or any affiliate of any such successor that employs Employee.

(ii) Employee’s Successors. This Agreement and all of Employee’s rights hereunder shall inure to the benefit of, and be enforceable by, Employee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

(b) Indemnification. The Company shall indemnify Employee to the maximum extent permitted by applicable law and the Company’s Bylaws with respect to Employee’s service and Employee shall also be covered under a directors and officers liability insurance policy paid for by the Company to the extent that the Company maintains such a liability insurance policy now or in the future. Employee agrees to indemnify and save the Company and its affiliates harmless from any damages, which the Company may sustain in any manner primarily through Employee’s willful misconduct or gross negligence or a material breach of the provisions of this Agreement.

(c) Headings. All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

(d) Notice.

(i) General. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In Employee’s case, mailed notices shall be addressed to Employee at the home address that Employee most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

(ii) Notice of Termination. Any termination by the Company for Cause or by Employee for Good Reason will be communicated by a notice of termination to the other party hereto given in accordance with Section 14(d)(i) of this Agreement. Such notice will indicate the specific termination provision in this Agreement relied upon, will set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and will specify the termination date (which will be not more than thirty (30) days after the giving of such notice), subject to any applicable cure period. The failure by the Company or the Employee to include in the notice any fact or circumstance which contributes to a showing of Cause or Good Reason, as applicable, will not waive any right of the Company or Employee, as applicable, hereunder or preclude the Company or Employee, as applicable, from asserting such fact or circumstance in enforcing its or his or her rights hereunder, as applicable.

(e) Modifications and Waivers. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Employee and by an authorized officer of the Company (other than Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(f) Whole Agreement. No other agreements, representations or understandings (whether oral or written and whether express or implied) that are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement and the Confidentiality Agreement contain the entire understanding of the parties with respect to the subject matter hereof.

(g) Withholding Taxes. All payments made under this Agreement shall be subject to reduction to reflect taxes or other deductions required to be withheld by law.

(h) Choice of Law and Severability. Except as otherwise provided in the arbitration agreement in Section 13, this Agreement shall be interpreted in accordance with the laws of the State of Georgia, without giving effect to provisions governing the choice of law. If any provision of this Agreement becomes or is deemed invalid, illegal or unenforceable in any applicable jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the minimum extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision shall be stricken and the remainder of this Agreement shall continue in full force and effect. If any provision of this Agreement is rendered illegal by any present or future statute, law, ordinance or regulation (collectively, the “Law”) then that provision shall be curtailed or limited only to the minimum extent necessary to bring the provision into compliance with the Law. All the other terms and provisions of this Agreement shall continue in full force and effect without impairment or limitation.

(i) No Assignment. This Agreement and all of Employee’s rights and obligations hereunder are personal to Employee and may not be transferred or assigned by Employee at any time. The Company may assign its rights under this Agreement to any affiliate or any entity that assumes the Company’s obligations hereunder in connection with any sale or transfer to such entity of all or a substantial portion of the Company’s assets.

(j) Acknowledgment. Employee acknowledges that Employee has had the opportunity to discuss this matter with and obtain advice from Employee’s personal attorney, has had sufficient time to, and has carefully read and fully understood all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

(k) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Execution via DocuSign or a similar service, or of a facsimile copy or scanned image will have the same force and effect as execution of an original, and an electronic or facsimile signature or scanned image of a signature will be deemed an original and valid signature.

(l) Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents or notices related to this letter, securities of the Company or any of its affiliates or any other matter, including documents and/or notices required to be delivered to Employee by applicable securities law or any other law or the Company’s Certificate of Incorporation or Bylaws, by email or any other electronic means. Employee hereby consents to (i) conduct business electronically, (ii) receive such documents and notices by such electronic delivery, and (iii) sign documents electronically and participate through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

[Signature Page Follows]

After you have had an opportunity to review this Agreement, please feel free to contact me if you have any questions or comments. To indicate your acceptance of this Agreement, please sign and date this letter in the space provided below and return it to the Company.

Very truly yours,

LOCAL BOUNTI CORPORATION

By:	/s/ Kathleen Valiasek
(Signature)
Name: Kathleen Valiasek
Title: Chief Financial Officer

ACCEPTED AND AGREED:

ANNA FABREGA

/s/ Anna Fabrega

(Signature) 5/23/2023
Date

Attachment	A: Employee Nondisclosure, Non-Solicitation, Confidentiality and Developments Agreement

ATTACHMENT A

EMPLOYEE NONDISCLOSURE, NON-SOLICITATION, CONFIDENTIALITY AND DEVELOPMENTS AGREEMENT

(See Attached)

EMPLOYEE NONDISCLOSURE, NON-SOLICITATION, CONFIDENTIALITY

AND DEVELOPMENTS AGREEMENT

[Date]

In consideration of and as a condition of my employment by Local Bounti Corporation, a Delaware corporation, or any other member of the Company Group (as defined below) (the “Company”), and for other good and valuable consideration the receipt of which I hereby acknowledge, I, the undersigned, hereby enter into this Employee Nondisclosure, Non-Solicitation, Confidentiality and Developments Agreement (this “Agreement”) with the Company, to be effective as of the date set forth above (the “Effective Date”):

1. NON-SOLICITATION OF CUSTOMERS. During the Restricted Period (as defined below), I will not, directly or indirectly, alone or as a partner, officer, director, employee, consultant, independent contractor, agent or stockholder of any entity:

(a) solicit, take away or attempt to take away, divert or attempt to divert, or assist any other company or business organization to solicit, take away or attempt to take away, divert or attempt to divert any entity which is a customer, licensee, supplier, vendor, distributor, dealer or manufacturer of the Company or any of its subsidiaries, parents or affiliates, or their respective predecessors, successors and assigns (the Company, together with its subsidiaries, parents and affiliates and their respective predecessors, successors and assigns, the “Company Group”) at the time of my termination of employment from the Company;

(b) solicit, take away or attempt to take away, divert or attempt to divert or assist any other company or business organization to solicit take away or attempt to take away, divert or attempt to divert any entity which was a customer, licensee, supplier, vendor, distributor, dealer or manufacturer of the Company Group at any time within six months prior to my termination of employment from the Company (“Restricted Entity”), provided, however, that this provision shall only be applicable to the extent that I knew or should have known of the Company Group’s relationship with such Restricted Entity based on information available to me at the time of termination of my employment;

(c) solicit, take away or attempt to take away, divert or attempt to divert or assist any other company or business organization to solicit, take away or attempt to take away, divert or attempt to divert any entity which is a Prospective (as defined below) customer, licensee, supplier, vendor, distributor, dealer or manufacturer of the Company Group at the time of my termination of employment from the Company (“Restricted Prospective Entity”), provided, however, that this provision shall only be applicable to the extent that I knew or should have known of the Company Group’s relationship with such Restricted Prospective Entity based on information available to me at the time of termination of my employment; or

(d) interfere with or disrupt or assist any other company or business organization to interfere with or disrupt any existing relationships between the Company Group and an entity which is a customer, licensee, supplier, vendor, distributor, dealer or manufacturer of the Company Group at the time of my termination of employment from the Company.

(e) For the purpose of this Agreement, the term “Restricted Period” will mean the term of my employment with the Company Group and a period of twelve (12) months after the termination thereof (for any reason whatsoever).

(f) For the purpose of Section 1(c), the term “Prospective” will mean those customers, licensees, suppliers, vendors, distributors, dealers or manufacturers to whom a formal pricing proposal has been made by the Company Group within the twelve (12) months preceding the termination of my employment.

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2. NON-SOLICITATION/NON-HIRE OF EMPLOYEES. During the Restricted Period, I will not, directly or indirectly, (a) employ; (b) knowingly permit any company or business organization which is directly or indirectly controlled by me to employ; (c) recruit or attempt to recruit, solicit or attempt to solicit, attempt to hire, interfere with or endeavor to entice away; or (d) assist any entity, company or business organization to recruit or attempt to recruit, solicit or attempt to solicit, attempt to hire, interfere with or endeavor to entice away any person who is or was employed by the Company Group or is or was an agent, representative or consultant of the Company Group within the year prior to the termination of my employment with the Company Group. Notwithstanding the foregoing, a general solicitation not targeted at any person who is or was employed by the Company Group shall not be a violation of this Section 2, but hiring of any such person who responds to such general solicitation shall be a violation.

3. NON-COMPETITION. During the Restricted Period, I shall not directly or indirectly, individually or on behalf of any other person or entity, engage in any commercial activity that directly competes with the Company Group, or take an interest in any business (as an owner, stockholder, partner or lender) that directly competes with the Company Group; nor will I take any position (as an employee, consultant, agent or otherwise) with any entity that directly competes with the Company Group. Subject to the terms of this Agreement, I may make passive investments in any enterprise, the shares of which are publicly traded, if such investment constitutes less than one percent (1%) of the equity of such enterprise.

4. NON-DISPARAGEMENT. I will not at any time, whether during or after the termination of my employment (for any reason whatsoever), make any disparaging or defamatory comments regarding the Company Group or its respective current or former directors, officers, employees or shareholders in any respect or make any comments concerning any aspect of my relationship with any member of the Company Group or any conduct or events which precipitated any termination of my employment from the Company Group. However, the parties’ obligations under this Section 4 shall not apply to disclosures required by applicable law, regulation, or order of a court or governmental agency.

5. NONDISCLOSURE OBLIGATION.

(a) I will not at any time, whether during or after the termination of my employment (for any reason whatsoever), reveal to any person or entity any trade secrets or Confidential Information (as defined below) of the Company Group or any trade secrets or Confidential Information of any third parties which the Company Group is under an obligation to keep confidential, except to employees of the Company Group who need to know such information for the purposes of their employment, or as otherwise authorized by the Company in writing or as otherwise required to be disclosed by applicable law. For the purpose of this Agreement, “Confidential Information” includes, but is not limited to, (i) research and development activities, product designs, prototypes and technical specifications, show how and know how, marketing plans and strategies, pricing and costing policies, customer and suppliers lists and accounts, nonpublic financial information, systems, processes, software programs, works of authorship, inventions, projects, plans and proposals and (ii) any business information provided to the Company by its subscribers or other third parties, including but not limited to information relating to subscribers’ customers and any protected health information (PHI) and/or personally identifiable information (PII) as defined by applicable laws and regulations such as the Health Insurance Portability and Accountability Act as well as other applicable privacy laws or regulations. I will keep secret all matters entrusted to me and will not use or attempt to use any Confidential Information except as may be required in the ordinary course of performing my duties as an employee of the Company Group, nor will I use any Confidential Information in any manner which may injure or cause loss or may be calculated to injure or cause loss to the Company Group, whether directly or indirectly, except that nothing in this Agreement shall be construed to prevent disclosure of Confidential

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Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. To the extent legally permissible, you shall promptly provide reasonable advance written notice of any such order to an authorized officer of the Company. Without limiting the generality of the foregoing: (A) nothing in this Agreement prohibits or restricts you (or your attorney) from communicating with the Securities and Exchange Commission, the Financial Industry Regulatory Authority, or any other applicable regulatory authority regarding a possible securities law violation; and (B) nothing in this Agreement prohibits or restricts you from exercising protected rights, including without limitation those rights granted under Section 7 of the National Labor Relations Act, or otherwise disclosing information as permitted by applicable law, regulation, or order.

(b) Third Party Information. My agreements in this Section 5 are intended to be for the benefit of the Company Group and any third party that has entrusted information or physical material to the Company Group in confidence. In addition, I will not at any time improperly use or disclose to the Company Group any confidential, proprietary or secret information of my former employer(s) or any other person, and I will not bring any such information onto the Company Group’s property or place of business.

(c) U.S. Defend Trade Secrets Act. I acknowledge that the U.S. Defend Trade Secrets Act of 2016 (“DTSA”) provides that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (iii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, the DTSA provides that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.

6. COMPANY DOCUMENTATION. Furthermore, I agree that during my employment I will not make, use or permit to be used any Company Group documentation otherwise than for the benefit of the Company Group. Company Group documentation includes, but is not limited to, notes memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data documentation or other materials of any nature and in any form, whether written, printed or in digital format or otherwise relating to any matter within the scope of the business of the Company Group or concerning any of its dealings or affairs. While Company Group documentation does include specific materials bearing the Company Group’s brand, Company Group documentation does not include basic document, graphical and explanatory designs that I brought to the Company Group from previous experience and employment. I further agree that I will not, after the termination of my employment, use or permit others to use any such Company Group documentation, it being agreed that all Company Group documentation will be and remain the sole and exclusive property of the Company Group. Immediately upon the termination of my employment I will deliver all Company Group documentation in my possession, and all copies thereof, to the Company Group, at its main office.

7. ASSIGNMENT OF INVENTIONS.

(a) Developments Retained and Licensed. I have attached hereto, as Schedule A, a list describing with particularity all developments, original works of authorship, improvements, and trade secrets that I can demonstrate were created or owned by me prior to the commencement of my employment (collectively referred to as “Prior Developments”), which belong solely to me or belong to me jointly with another, that relate in any way to any of the actual or proposed businesses, products, or research and development of any member of the Company Group, and that are not assigned to the Company hereunder,

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or if no such list is attached, I represent that there are no such Prior Developments. If, during any period during which I perform or performed services for any member of the Company Group both before or after the date hereof (the “Assignment Period”), whether as an officer, employee, director, independent contractor, consultant, or agent, or in any other capacity, I incorporate (or have incorporated) into any member of the Company Group’s product or process a Prior Development owned by me or in which I have an interest, I hereby grant each member of the Company Group, and each member of the Company Group shall have, a non-exclusive, royalty-free, irrevocable, perpetual, transferable worldwide license (with the right to sublicense) to make, have made, copy, modify, make derivative works of, use, sell, and otherwise distribute such Prior Development as part of or in connection with such product or process.

(b) Assignment of Developments. I agree that I will, without additional compensation, promptly make full written disclosure to the Company, and will hold in trust for the sole right and benefit of the Company all developments, original works of authorship, inventions, concepts, know-how, improvements, trade secrets, and similar proprietary rights, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or have solely or jointly conceived or developed or reduced to practice, or have caused or may cause to be conceived or developed or reduced to practice, during the Assignment Period, whether or not during regular working hours, provided they either (i) relate at the time of conception, development or reduction to practice to the business of any member of the Company Group, or the actual or anticipated research or development of any member of the Company Group; (ii) result from or relate to any work performed for any member of the Company Group; or (iii) are developed through the use of equipment, supplies, or facilities of any member of the Company Group, or any Confidential Information, or in consultation with personnel of any member of the Company Group (collectively referred to as “Developments”). I further acknowledge that all Developments made by me (solely or jointly with others) within the scope of and during the Assignment Period are “works made for hire” (to the greatest extent permitted by applicable law) for which I am, in part, compensated by my salary, unless regulated otherwise by law, but that, in the event any such Development is deemed not to be a work made for hire, I hereby assign to the Company, or its designee, all my right, title, and interest throughout the world in and to any such Development. If any Developments cannot be assigned, I hereby grant to each member of the Company Group an exclusive, assignable, irrevocable, perpetual, worldwide, sublicenseable (through one or multiple tiers), royalty-free, unlimited license to use, make, modify, sell, offer for sale, reproduce, distribute, create derivative works of, publicly perform, publicly display and digitally perform and display such work in any media now known or hereafter known. Outside the scope of my service, whether during or after my employment with any member of the Company Group, I agree not to (x) modify, adapt, alter, translate, or create derivative works from any such work of authorship or (y) merge any such work of authorship with other Developments. To the extent rights related to paternity, integrity, disclosure and withdrawal (collectively, “Moral Rights”) may not be assignable under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, I hereby irrevocably waive such Moral Rights and consent to any action of any member of the Company Group that would violate such Moral Rights in the absence of such consent.

(c) Maintenance of Records. I agree to keep and maintain adequate and current written records of all Developments made by me (solely or jointly with others) during the Assignment Period. The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings, and any other format. The records will be available to and remain the sole property of any member of the Company Group at all times. I agree not to remove such records from the Company’s place of business except as expressly permitted by Company Group policy, which may, from time to time, be revised at the sole election of such member of the Company Group for the purpose of furthering the business of such member of the Company Group.

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(d) Intellectual Property Rights. I agree to assist the Company, or its designee, at the Company’s expense, in every reasonable way to secure the rights of each member of the Company Group in the Developments and any copyrights, patents, trademarks, service marks, database rights, domain names, mask work rights, moral rights, and other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations, and all other instruments that the Company shall reasonably deem necessary in order to apply for, obtain, maintain, and transfer such rights and in order to assign and convey to each member of the Company Group the sole and exclusive right, title, and interest in and to such Developments, and any intellectual property and other proprietary rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the Assignment Period until the expiration of the last such intellectual property right to expire in any country of the world; provided, however, the Company shall reimburse me for my reasonable expenses incurred in connection with carrying out the foregoing obligation. If the Company is unable because of my mental or physical incapacity or unavailability for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Developments or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact to act for and in my behalf and stead to execute and file any such applications or records and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance, and transfer of letters patent or registrations thereon with the same legal force and effect as if originally executed by me. I hereby waive and irrevocably quitclaim to the Company any and all claims, of any nature whatsoever, that I now or hereafter have for past, present, or future infringement of any and all proprietary rights assigned to the Company.

(e) Exception to Assignments. Subject to the requirements of applicable state law, if any, I understand that the Developments will not include, and the provisions of this Agreement requiring assignment of inventions to the Company do not apply to, any invention that qualifies fully for exclusion under the provisions of applicable state law, if any.

8. ACKNOWLEDGEMENTS. I acknowledge and recognize that the terms and provisions of this Agreement are not intended to restrict me in the exercise of my skills or the use of knowledge or information that does not rise to the level of Confidential Information set forth above. I acknowledge and agree that the purpose of this Agreement is (and that such agreement is necessary) to prevent me from unfairly taking advantage of the contacts I established while with the Company Group and the Confidential Information, and to protect the Company’s investment in and good will of its business (which I acknowledge are legitimate business interests of the Company). I acknowledge the reasonableness of this Agreement and its respective limitations, given my position with the Company Group, and the Company’s business, and I agree to strictly abide by the terms hereof.

9. NOTICE TO THIRD PARTIES. After the termination of my employment with the Company Group (for whatever reason) and during the Restricted Period, I shall inform any entity or person with whom I may seek to enter into a business relationship (whether as an owner, employee, independent contractor or otherwise) of my contractual obligations under this Agreement. I acknowledge that the Company may, with or without prior notice to me, notify third parties of my agreements and obligations under this Agreement. Upon written request by the Company, I will respond to the Company in writing regarding the status of my employment or proposed employment with any party during the Restriction Period.

10. REMEDIES UPON BREACH. I agree that any breach of this Agreement by me will cause irreparable damage to the Company and that in the event of such breach the Company will have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of my obligations hereunder.

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11. ABSENCE OF CONFLICTING AGREEMENTS. I understand that the Company Group does not desire to acquire from me any trade secrets, know how or confidential business information that I may have acquired from others. I represent that I will not use such information in the performance of my duties for the Company Group. I also represent that I am not bound by any agreement or any other existing or previous business relationship that conflicts with or prevents the full performance of my duties and obligations to the Company Group during the course of employment.

12. NO OBLIGATION TO CONTINUE EMPLOYMENT. I understand that this Agreement does not create an obligation on the Company Group or any other person or entity to continue my employment.

13. MISCELLANEOUS. Any amendment to or modification of this Agreement, or any waiver of any provision hereof, will require the mutual agreement of the Company and me, in writing and signed by the Company and by me. Any waiver by the Company of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof. The captions of this Agreement are for reference only and do not define, limit or affect the scope of any section of this Agreement. My obligations under this Agreement will survive the termination of my employment regardless of the manner of such termination and will be binding upon my heirs, executors, administrators and legal representatives. The Company will have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder will inure to the benefit of and be enforceable by said successors or assigns. This Agreement will be governed by and construed in accordance with the internal laws of the State of Georgia, without giving effect to the principles of conflicts of laws thereof. I agree that the federal and state courts sitting in the State of Montana will have exclusive venue over any dispute or litigation arising out of the subject matter hereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as a sealed instrument as of the dates indicated below, to be effective as of the Effective Date.

LOCAL BOUNTI CORPORATION

Date:	Signature:
Name:
Title:

[Signature Page to Employee Nondisclosure, Non-solicitation,

Confidentiality and Developments Agreement]

Date:	Signature:
Name:

[Signature Page to Employee Nondisclosure, Non-solicitation,

Confidentiality and Developments Agreement]

EMPLOYEE NONDISCLOSURE, NON-SOLICITATION, CONFIDENTIALITY

AND DEVELOPMENTS AGREEMENT

SCHEDULE A

LIST OF PRIOR DEVELOPMENTS

AND ORIGINAL WORKS OF AUTHORSHIP

EXCLUDED FROM SECTION 7

The following is a list of (i) all Developments that, as of the Effective Date: (A) have been created by me or on my behalf, and/or (B) are owned exclusively by me or jointly by me with others or in which I have an interest, and that relate in any way to any of the Company Group’s actual or proposed businesses, products, services, or research and development, and which are not assigned to the Company Group hereunder and (ii) all agreements, if any, with a current or former client, employer, or any other person or entity, that may restrict my ability to accept employment with the Company Group or my ability to recruit or engage customers or service providers on behalf of the Company Group, or otherwise relate to or restrict my ability to perform my duties for the Company Group or any obligation I may have to the Company Group:

Title	Date	Identifying Number or Brief Description

Except as indicated above on this Schedule, I have no inventions, improvements, original works or other Prior Developments to disclose pursuant to Section 7 of this Agreement.

___ Additional sheets attached

Signature of Employee:
Print Name of Employee:
Date:

Exhibit 10.2

*** Certain information in this document has been excluded pursuant to Regulation S-K, item 601(b)(10). Such excluded information is not material and is information that the company treats as private or confidential. Such omitted information is indicated by brackets “[***]”) in this exhibit. ***

220 W. Main St, Hamilton, MT 59840 • localbounti.com

April 19, 2023

Anna Fabrega

[***]

Dear Anna,

I am pleased to offer you a position with Local Bounti Corporation (the “Company”) as its Chief Executive Officer reporting to the Board of Directors, and your start date is scheduled for June 5th, 2023. If you decide to join us, you will receive an initial salary of $500,000 per year, which will be paid bi-weekly in accordance with the Company’s normal payroll procedures and subject to applicable withholdings and other required deductions. You should note that the Company may modify job titles, salaries, and benefits from time to time as it deems necessary. This offer letter summarizes the principal terms of that certain Employment Agreement to be entered into by and between you and the Company, and in case of any conflict, such Employment Agreement will control.

In addition to your annual salary listed above, you will receive the following:

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Subject to approval by the Company’s Board of Directors, you will be granted 2,750,000 restricted stock units (on a pre-reverse-stock-split basis), which will vest ratably over four years with the first vesting date on June 5, 2024, subject to continued employment, as determined by the Company in its sole discretion (“RSU Award”). This number of restricted stock units will be adjusted for any reverse stock split effected by our Board of Directors, as described in our recent SEC filings. You will also be eligible to participate in the Company’s long-term equity incentive plan. Subject to the approval of the Board of Directors, the Company generally plans to grant eligible employees restricted stock units on an annual basis. If your employment terminates due to an Involuntary Termination (as defined in your Employment Agreement) before June 5, 2024, you will be entitled to a prorated portion of the first annual vesting tranche of the RSU Award calculated based on the number of full calendar months of employment divided by 12.

•

If you are employed by the Company on June 5, 2024, you will be entitled to a one-time bonus valued at $350,000, payable in cash or common stock at the Board of Director’s discretion (the “Bonus”). If your employment terminates due to an Involuntary Termination (as defined in your Employment Agreement) before June 5, 2024, you will be entitled to a prorated portion of the Bonus calculated based on the number of full calendar months of employment divided by 12. The Bonus will be paid as soon as practicable after June 5, 2024 (or your termination date, as applicable), in accordance with the Company’s normal payroll or equity administration procedures and subject to applicable withholdings and other required deductions. If the Bonus is paid in common stock, the number of shares will be determined based on the average closing stock price of the Company’s common stock as reported on the New York Stock Exchange over the 20 trading days preceding June 5, 2024 (or your termination date, as applicable).

•

You will be eligible to participate in the company’s Flexible Vacation policy. Please note that you will still need to request your time off and have approval from your supervisor to take the time off. You will also receive paid for the Company’s recognized holidays (currently 10 each year).

•

You will be eligible to participate in the Company’s health and welfare programs on your first day. Additionally, you will be eligible to make contributions to a 401(k) Retirement Plan as follows: 100% company matching contribution on the first 3% contributions; and 50% company matching on the next 2% contribution.

•	Your place of employment will be Atlanta, Georgia. You will receive a Company laptop and a Company credit card for business use.

•	The Company agrees that you may serve on one for-profit Board of Directors.

The above benefits are subject in each case to the terms and conditions of the plans in question, including any eligibility requirements set forth therein, and the determination of any person or committee administering each plan. Notwithstanding the foregoing, the Company reserves the right to modify job titles and salaries and to modify or terminate benefits from time to time as it deems necessary or appropriate.

As with all Company employees, your employment is at-will. This means that while we hope your employment will be mutually satisfying and rewarding, both you and the Company are free to end your employment at any time, with or without notice and with or without cause. We request that, in the event of resignation, you give the Company at least two weeks’ notice.

The Company reserves the right to conduct background investigations and/or reference checks on all of its potential employees. Your job offer, therefore, is contingent upon a clearance of such a background investigation and/or reference check, if any.

For purposes of federal immigration law, you will be required to provide to the Company documentary evidence of your identity and eligibility for employment in the United States. Such documentation must be provided to us within three (3) business days of your date of hire, or our employment relationship with you may be terminated.

We also ask that, if you have not already done so, you disclose to the Company any and all agreements relating to your prior employment that may affect your eligibility to be employed by the Company or limit the manner in which you may be employed. It is the Company’s understanding that any such agreements will not prevent you from performing the duties of your position and you represent that such is the case. Moreover, you agree that, during the term of your employment with the Company, you will not engage in any other employment, occupation, consulting, or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of your employment, nor will you engage in any other activities that conflict with your obligations to the Company.

Similarly, you agree not to bring any third-party confidential information to the Company, including that of your former employer, and that in performing your duties for the Company you will not in any way utilize any such information.

As a Company employee, you will be expected to abide by the Company’s rules and standards. Specifically, you will be required to sign an acknowledgment that you have read and that you understand the Company’s rules of conduct.

You should note that the Employment Agreement requires, among other provisions, the assignment of patent rights to any invention made during your employment at the Company, non-disclosure of Company proprietary information, and an agreement not to compete with the Company or solicit its service providers during a specified period. Please note that we must receive your signed Employee Agreement before your first day of employment.

To accept the Company’s offer, please sign and date this letter in the space provided below. By signing this letter, you confirm with the Company that you are under no contractual obligation or other legal obligations that would prohibit you from performing your duties with the Company. This letter, along with any agreements relating to proprietary rights between you and the Company, set forth the terms of your employment with the Company and supersede any prior representations or agreements including, but not limited to, any representations made during your recruitment, interviews or pre-employment negotiations, whether written or oral. This letter may not be modified or amended except by a written agreement signed by myself and you. This offer of employment will terminate if it is not accepted, signed, and returned by April 22, 2023.

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We look forward to your favorable reply and to working with you at Local Bounti Corporation.

Sincerely,

/s/ Travis M. Joyner
Name: Travis M. Joyner
Title: Co-CEO

Agreed to and accepted:

Signature:	/s/ Anna Fabrega
Printed Name:	Anna Fabrega
Date:	04/20/2023

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Exhibit 99.1

Local Bounti Announces Executive Transition, Names Anna Fabrega as CEO as Company Scales Sustainable Growing Technologies

Fabrega brings deep commercial and retail experience as former Freshly CEO and Amazon commerce executive

Current Co-CEOs Craig Hurlbert and Travis Joyner to remain with the Company in leadership roles

HAMILTON, MT – May 25, 2023 – Local Bounti Corporation (NYSE: LOCL, LOCL WS) (“Local Bounti” or the “Company”), a breakthrough U.S. indoor agriculture company combining the best aspects of vertical and greenhouse growing technologies, announced that Anna Fabrega, former Freshly CEO and Amazon executive, will become CEO of Local Bounti on June 5, 2023. The company’s current Co-CEOs and Co-Founders – Craig Hurlbert and Travis Joyner – will shift to new leadership roles as Senior Vice President of Strategy and Chief Technology Officer, respectively, and maintain their seats on the Company’s Board of Directors.

Fabrega brings more than two decades of operations, consumer goods, and food production experience – and a track record of leading and scaling businesses – to Local Bounti. At Freshly, the direct-to-consumer fresh prepared food subscription service, Fabrega succeeded the company’s founder as CEO. She led the rollout of new product lines to meet customer demand. Prior to Freshly, Fabrega spent nearly a decade at Amazon, most recently leading and scaling Amazon Go – the company’s ‘Just Walk Out’ convenience stores and Amazon Kitchen, Amazon’s private label fresh prepared foods operation – to dozens of locations across the U.S. Before joining Amazon Go’s founding team, Fabrega held leadership roles within Amazon, including overseeing the company’s Sports and Outdoors ecommerce business. She has also led large-scale initiatives at Microsoft and Stripes Convenience Stores. Fabrega serves on the board of APEI (Nasdaq: APEI), a for-profit higher education provider, and is on the board of trustees for the Woodruff Arts Center in Atlanta, Georgia.

“We started Local Bounti with a vision to help solve global food shortages through a thoughtful and capital efficient approach that maximizes our unit-level economics through efficiencies driven by our Stack & Flow Technology,” Local Bounti Co-CEO Craig Hurlbert said. “With Anna as our new CEO, we are poised to expand our reach as we execute on our growth strategy.”

“We are thrilled for Anna to join Local Bounti as our new CEO. Her depth in the retail sector and direct experience scaling up operations is a perfect fit for our business,” Local Bounti Co-CEO Travis Joyner said. “Anna has a keen understanding of how to execute in this operation’s intensive and technologically complex environment, and we look forward to taking Local Bounti’s product offering to the next level.”

“I grew up in agriculture – my dad still runs a farm in Panama where he grows teak and coffee – and I believe food should be as local and sustainable as possible. Local Bounti represents the most innovative and promising approach to getting customers fresh, high-quality, flavorful food from our farms to store shelves,” Fabrega said. “Craig and Travis have created a best-in-class model for sustainable agriculture. I see a huge opportunity for Local Bounti to expand its customer base and enhance penetration by offering more products in more locations – and do so in a way that’s better for the planet.”

Hurlbert and Joyner co-founded Local Bounti in 2018 in Hamilton, Montana. Local Bounti uses its patent pending Stack & Flow TechnologyTM to grow healthy food in an environmentally sustainable manner that increases harvest efficiency, limits water usage, relies on minimal pesticides, and reduces the carbon footprint of the production and distribution process. Local Bounti’s indoor farming methods are better for the planet, using 90% less land and 90% less water than conventional farming methods.

The U.S. market for fruit and vegetables has an estimated total addressable market of $75 billion by 2025, according to a report published by S2G Ventures. Today, Local Bounti distributes food to more than 10,000 retail locations across 35 U.S. states and Canadian provinces with nationally-recognized retailers. And Local Bounti is growing, with the current expansion of its Georgia facility and additional facilities under construction in Texas and Washington. The Company produces more than 25 stock keeping units (SKUs), with a focus on lettuce, packaged salad, and cress; and it plans to expand into more SKUs and geographies.

About Local Bounti

Local Bounti is redefining indoor farming with an innovative method – its proprietary Stack & Flow Technology™ – that significantly improves crop turns, increases output and improves unit economics. Local Bounti operates advanced indoor growing facilities across the United States, servicing over 10,000 retail doors with its two brands: Local Bounti® and Pete’s®. Local Bounti grows healthy food utilizing a hybrid approach that integrates the best attributes of controlled environment agriculture with natural elements. Local Bounti’s sustainable growing methods are better for the planet, using 90% less land and 90% less water than conventional farming methods. With a mission to ‘bring our farm to your kitchen in the fewest food miles possible,’ Local Bounti’s food is fresher, more nutritious, and lasts longer than traditional agriculture. To find out more, visit localbounti.com or follow Local Bounti on LinkedIn for the latest news and developments.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify these forward-looking statements by the use of terms such as “expect,” “anticipate,” “believe,” “continue,” “estimate,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements: including, but not limited to: development of technology and projections of market opportunity and market share. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from results expressed or implied in this press release. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: Local Bounti’s ability to generate significant revenue; the risk that Local Bounti may never achieve or sustain profitability; the risk that Local Bounti could fail to effectively manage its future growth; the risk that Local Bounti will fail to obtain additional necessary capital when needed on acceptable terms or at all; Local Bounti’s ability to complete the build out of its current or additional facilities in the future; Local Bounti’s reliance on third parties for construction, the risk of delays relating to material delivery and supply chains, and fluctuating material prices; Local Bounti’s ability to scale its operations and decrease its cost of goods sold over time; the potential for damage to or problems with Local Bounti’s CEA facilities; the impact that current or future acquisitions, investments or expansions of scope of existing relationships have on Local Bounti’s business, financial condition, and results of operations; unknown liabilities that may be assumed in acquisitions; restrictions contained in Local Bounti’s debt facility agreements with Cargill Financial Services International, Inc.; Local Bounti’s ability to attract and retain qualified employees; Local Bounti’s ability to develop and maintain its brand or brands; Local Bounti’s ability to achieve its sustainability goals; Local Bounti’s ability to maintain its company culture or focus on its vision as it grows; Local Bounti’s ability to execute on its growth strategy; the risk of diseases and pests destroying crops; Local Bounti’s ability to compete successfully in the highly competitive natural food market; Local Bounti’s ability to defend itself against intellectual property infringement claims; Local Bounti’s ability to effectively integrate the acquired operations of any CEA or similar operations which it acquires into its existing operations; changes in consumer preferences, perception, and spending habits in the food industry; the risk that seasonality may adversely impact Local Bounti’s results of operations; Local Bounti’s ability to repay, refinance, restructure, or extend its indebtedness as it comes due; Local Bounti’s ability to comply with the continued listing requirements of the New York Stock Exchange; and other risks and uncertainties indicated from time to time, including those under “Risk Factors” and “Forward-Looking Statements” in Local Bounti’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023, as supplemented by other reports and documents Local Bounti files from time to time with the SEC. Local Bounti cautions that the foregoing list of factors is not exclusive and cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date hereof. Local Bounti does not undertake or accept any obligation or undertaking to update or revise any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Contact:

Teal Pennebaker, Shallot Communications

press@shallot.llc